UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 31, 2015

The Manitowoc Company, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2400 S. 44th Street, Manitowoc, Wisconsin 54221-0066
(Address of principal executive offices including zip code)

(920) 684-4410
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On August 31, 2015, The Manitowoc Company, Inc. (the “Company”) finalized changes to its accounts receivable securitization program. Among other actions, the Company entered into an amendment (the “First Amendment”) to the Fifth Amended and Restated Receivables Purchase Agreement (the “Receivables Purchase Agreement”), dated as of December 15, 2014, among Manitowoc Funding, LLC (“U.S. Seller”) and Manitowoc Cayman Islands Funding Ltd. (“Cayman Seller”), as sellers, the Company, Garland Commercial Ranges Limited (“Garland”), Convotherm Elektrogeräte GmbH (“Convotherm”), Manitowoc Deutschland GmbH (“Manitowoc Deutschland”), Manitowoc Foodservice UK Limited (“Foodservice UK”), Manitowoc Foodservice Asia Pacific Private Limited (“Foodservice Asia”) and the other persons from time to time party thereto, as servicers, and Wells Fargo Bank, N.A. (the “Purchaser”), as purchaser and agent. As a result, (i) Foodservice Asia was added as an originator and as a servicer under the facility; and (ii) the Company’s domestic foodservice business originators were effectively released from their obligations under the related purchase and sale agreement and will now sell their accounts receivable to the Cayman Seller (prior to these changes, these receivables were sold to the U.S. Seller; the accounts receivable of certain of the Company’s cranes businesses will continue to be sold to the U.S. Seller).
The maximum commitment size of this facility did not change and, therefore, remains at $185.0 million.
Pursuant to the facility, as amended, certain of the trade accounts receivable of certain of the Company’s domestic cranes businesses will be sold to the U.S. Seller, certain of the trade accounts receivable of certain of the Company’s domestic foodservice businesses will be sold to the Cayman Seller, and certain of the trade accounts receivable of certain of the Company’s non-domestic foodservice businesses will continue to be sold to the Cayman Seller. Under the Receivables Purchase Agreement, each of the U.S. Seller and the Cayman Seller, in turn, will sell, convey, transfer and assign to Purchaser each such Seller’s respective right, title and interest in and to the pool of receivables purchased under the related purchase and sale agreements. New receivables will be purchased by the U.S. Seller or the Cayman Seller, as applicable, and resold to the Purchaser as cash collections to reduce previously sold investments.
The Company, Garland, Convotherm, Manitowoc Deutschland, Foodservice UK and Foodservice Asia act as the servicers of the receivables and, as such, administer, collect and otherwise enforce the receivables. The servicers are compensated for doing so on terms that are generally consistent with what would be charged by an unrelated servicer. As servicers, they initially receive payments made by obligors on the receivables, but are required to remit those payments in accordance with the Receivables Purchase Agreement. The Purchaser has no recourse for uncollectible receivables. The securitization program also contains customary affirmative and negative covenants, as well as the same financial covenants as are included in the Company’s senior revolving credit facility, as may be amended from time to time.
Cayman Seller is a wholly owned, bankruptcy-remote foreign special purpose subsidiary of the Company and U.S. Seller is a wholly owned, bankruptcy-remote, domestic special purpose entity of the Company.
The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

10.1
Amendment No. 1, dated August 31, 2015, to Fifth Amended and Restated Receivables Purchase Agreement among Manitowoc Funding, LLC, Manitowoc Cayman Islands Funding Ltd., as Sellers, The Manitowoc Company, Inc., Garland Commercial Ranges Limited, Convotherm Elektrogeräte GmbH, Manitowoc Deutschland GmbH, Manitowoc Foodservice UK Limited, Manitowoc Foodservice Asia Pacific Private Limited and the other persons from time to time party thereto, as Servicers, and Wells Fargo Bank, N.A., as Purchaser and Agent, dated as of December 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE MANITOWOC COMPANY, INC.
(Registrant)

DATE: September 1, 2015	/s/ Maurice D. Jones
Maurice D. Jones
Senior Vice President, General Counsel and Secretary

THE MANITOWOC COMPANY, INC.

EXHIBIT INDEX

TO

FORM 8-K CURRENT REPORT

Exhibit No.	Description

10.1
Amendment No. 1, dated August 31, 2015, to Fifth Amended and Restated Receivables Purchase Agreement among Manitowoc Funding, LLC, Manitowoc Cayman Islands Funding Ltd., as Sellers, The Manitowoc Company, Inc., Garland Commercial Ranges Limited, Convotherm Elektrogeräte GmbH, Manitowoc Deutschland GmbH, Manitowoc Foodservice UK Limited, Manitowoc Foodservice Asia Pacific Private Limited and the other persons from time to time party thereto, as Servicers, and Wells Fargo Bank, N.A., as Purchaser and Agent, dated as of December 15, 2014.

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